EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 8, 2019

CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ Ronny Ostrow
Name: Ronny Ostrow
Title: Assistant Secretary

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Ronny Ostrow
Name: Ronny Ostrow
Title: Assistant Secretary

CITIGROUP INC.

By:	/s/ Ronny Ostrow
Name: Ronny Ostrow
Title: Assistant Secretary